CUSIP No. 55307U107

Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A Units of Royal Hawaiian Orchards, L.P. dated as of October 16, 2012 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(c) under the Securities Exchange Act of 1934.

Date: October 16, 2012

LEAP TIDE CAPITAL MANAGEMENT, INC.,
A Delaware Corporation

/s/ Jan Loeb
___________________________
By: Jan Loeb
Its: President

/s/ Jan Loeb
___________________________
Jan Loeb